Exhibit 99.1

STAAR Surgical Reports Second Quarter 2024 Results

Record Quarterly Net Sales of $99.0 Million; $100.4 Million in Constant Currency

Raises Fiscal 2024 Net Sales and Adjusted EBITDA Outlook

LAKE FOREST, CA, August 7, 2024 --- STAAR Surgical Company (NASDAQ: STAA), a leading developer, manufacturer and marketer of the EVO family of Implantable Collamer® Lenses (EVO ICL™) for myopia, astigmatism and presbyopia, today reported financial results for the second quarter ended June 28, 2024.

Second Quarter 2024 Overview

•
Net sales up 7% to $99.0 million and up 9% to $100.4 million in constant currency
•
ICL sales up 7% to $99.4 million and units up 3%
•
Gross margin at 79.2% vs. 76.6% year ago
•
Net income of $7.4 million or $0.15 per share vs. net income of $6.1 million or $0.12 per share year ago
•
Adjusted EBITDA of $22.5 million or $0.45 per share vs. $18.3 million or $0.37 per share year ago
•
Cash, cash equivalents and investments available for sale of $235.5 million at June 28, 2024

“STAAR Surgical reported record net sales for the second quarter of 2024, including milestone sales over $100 million on a constant currency basis,” said Tom Frinzi, President and CEO of STAAR Surgical. “We are committed to enhancing surgeon confidence and practice implementation, growing the category and seizing market share throughout the business cycle. For our surgeon customers globally, our EVO ICL technology is increasingly instrumental in enhancing their offerings, market competitiveness and practice economics. As a result, our commercial momentum is accelerating – as evidenced by these latest financial results, which are due to execution against our vital few strategic priorities.”

Mr. Frinzi continued, “For the second quarter, our ICL growth exceeded the market in all key geographies. U.S. sales were $5.5 million, up 25% year over year and 10% sequentially. In APAC, we generated 6% sales growth, including 3% growth in China. Rounding out our global performance, EMEA was also strong with sales growth of 10% in the second quarter. STAAR is truly disrupting the refractive industry to benefit our surgeon customers, their patients and our shareholders. We are moving down the diopter curve and as a result are beginning to realize our near-term goal of becoming the choice for surgeons and their patients -6D of myopia and above. Given our momentum and the opportunity before us, we are raising our outlook for net sales, now to be in the range of $340 million to $345 million and Adjusted EBITDA to be approximately $42 million for fiscal 2024.”

Second Quarter 2024 Financial Results

Net sales were $99.0 million for the second quarter of 2024, up 7% compared to $92.3 million reported in the prior year quarter. The sales increase in the second quarter was driven by ICL sales growth of $6.3 million, up 7%, and unit growth of 3% as compared to the prior year period. Other Product sales were up $0.4 million as compared to the prior year period.

Gross profit margin for the second quarter of 2024 was 79.2% of net sales compared to the prior year quarter of 76.6% of net sales. Gross margin in the second quarter was favorably impacted primarily due to changes in reserves related to cataract IOLs in the prior year quarter. The Company exited its cataract IOL business in fiscal 2023.

Operating expenses for the second quarter of 2024 were $66.5 million compared to the prior year quarter of $62.1 million. General and administrative expenses were $23.6 million compared to the prior year quarter of $18.1 million.

The increase in general and administrative expenses was due to increased compensation-related expenses, facilities costs and outside services. Selling and marketing expenses were $28.8 million compared to the prior year quarter of $32.3 million. The decrease in selling and marketing expenses was due to lower marketing, promotion and advertising activities. Research and development expenses were $14.1 million compared to the prior year quarter of $11.8 million. The increase in research and development expenses was due primarily to increased compensation-related expenses partially offset by lower clinical trial costs.

Operating income for the second quarter of 2024 was $11.9 million or 12.0% of net sales as compared to operating income of $8.6 million or 9.3% of net sales for the second quarter of 2023.

Net income for the second quarter of 2024 was $7.4 million or $0.15 income per share compared with net income of $6.1 million or $0.12 income per share for the prior year quarter. The increase in net income was attributable to higher sales and gross profit, partially offset by higher operating expense and loss on foreign currency transactions.

Cash, cash equivalents and investments available for sale at June 28, 2024, totaled $235.5 million, compared to $232.4 million at December 29, 2023.

Outlook

The Company raised its outlook for fiscal year 2024 net sales and Adjusted EBITDA. The Company now expects the following for fiscal year 2024:

•
Net sales of $340 million to $345 million, increased from prior outlook for net sales of $335 million to $340 million.
•
Adjusted EBITDA of approximately $42 million and Adjusted EBITDA per diluted share of approximately $0.80, increased from prior outlook of Adjusted EBITDA of approximately $39 million and Adjusted EBITDA per diluted share of approximately $0.75.

The outlook above contemplates EVO ICL sales growth in the Americas of 15% including 25% in the U.S. (prior outlook was 10%); EMEA sales growth of 6% (prior outlook was for sales consistent with fiscal year 2023); and APAC growth of 7%, including approximately 10% in China.

Earnings Webcast

The Company will host an earnings webcast today, Wednesday, August 7 at 4:15 p.m. Eastern / 1:15 p.m. Pacific to discuss its financial results and operational progress. To access the webcast please use the following link: https://staar-surgical-2q24-earnings.open-exchange.net/

The live webcast, earnings webcast presentation and an archived version of the webcast can be accessed from the investor relations section of the STAAR website at www.staar.com.

Use of Non-GAAP Financial Measures

To supplement the Company’s financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include certain non-GAAP financial measures, including Adjusted EBITDA. Management uses these non-GAAP financial measures in its evaluation of Company operating performance and believes investors will find them useful in evaluating the Company’s operating performance, including cash flow generation, and in analyzing period-to-period financial performance of core business operations and underlying business trends. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income and expense, net; provision for income taxes; and depreciation and amortization to net income. In calculating Adjusted EBITDA and Adjusted EBITDA per diluted share, the Company further adjusts for stock-based compensation expense. As stock-based compensation is a non-cash expense that can vary significantly based on the timing, size and nature of awards granted, the Company believes that the exclusion of stock-based compensation expense can assist investors in comparisons of Company operating results with other peer companies because (i) the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including inducement grants in connection with hiring. Additionally, the Company believes that excluding stock-based compensation from Adjusted EBITDA and Adjusted EBITDA per diluted share assists management and investors in making meaningful comparisons between the Company’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

The Company also presents certain financial information on a constant currency basis, which is intended to exclude the effects of foreign currency fluctuations. The Company conducts a significant part of its activities outside the U.S. It receives sales revenue and pays expenses principally in U.S. dollars, Swiss francs, Japanese yen and euros. The exchange rates between dollars and non-U.S. currencies can fluctuate greatly and can have a significant effect on the Company’s results when reported in U.S. dollars. In order to compare the Company's performance from period to period without the effect of currency, the Company will apply the same average exchange rate applicable in the prior period, or the “constant currency” rate to sales or expenses in the current period as well.

In the tables provided below, the Company has included a reconciliation of Adjusted EBITDA and Adjusted EBITDA per diluted share to net income and net income per diluted share, the most directly comparable GAAP financial measure, as well as supplemental financial information with net sales expressed in constant currency. The Company has also provided a reconciliation of forward-looking Adjusted EBITDA and Adjusted EBITDA per diluted share to net income and net income per diluted share. This represents forward-looking information, and actual results may vary. Please see the risks and assumptions referred to in the Safe Harbor section of this press release.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 40 years, designs, develops, manufactures and markets implantable lenses for the eye. These lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL,” which includes the EVO ICL™ product line. More than 3,000,000 ICLs have been sold to date and STAAR markets these lenses in over 75 countries. To learn more about the ICL go to: EVOICL.com. Headquartered in Lake Forest, CA, the company operates manufacturing and packaging facilities in Aliso Viejo, CA, Monrovia, CA and Nidau, Switzerland. For more information, please visit the Company’s website at www.staar.com.

Safe Harbor

All statements that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections, anticipated financial results, estimates and outlook (including as to net sales, Adjusted EBITDA, and Adjusted EBITDA per diluted share), plans, strategies, and objectives of management for 2024 and beyond or prospects for achieving such plans, expectations for sales, revenue, margin, expenses or earnings, and any statements of assumptions underlying any of the foregoing, including those relating to financial performance in the upcoming quarter, fiscal year 2024 and beyond. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties related to global economic conditions, as well as the factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 29, 2023 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.” We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: global economic conditions; the impact of COVID-19; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before or after approval, or to take enforcement action; international conflicts, trade disputes and substantial dependence on demand from Asia; and the willingness of surgeons and patients to adopt a new or improved product and procedure.

We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website in the ‘Investor Relations’ sections. Accordingly, investors should monitor such portions of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.

CONTACT:	Investors & Media
Brian Moore
Vice President, Investor Relations and Corporate Development
(626) 303-7902, Ext. 3023
bmoore@staar.com

Consolidated Balance Sheets
(in 000's)
Unaudited

ASSETS	June 28, 2024	December 29, 2023
Current assets:
Cash and cash equivalents	$192,776	$183,038
Investments available for sale	42,424	37,688
Accounts receivable trade, net	93,800	94,704
Inventories, net	39,282	35,130
Prepayments, deposits, and other current assets	15,535	14,709
Total current assets	383,817	365,269
Investments available for sale	265	11,703
Property, plant, and equipment, net	77,500	66,835
Finance lease right-of-use assets, net	109	183
Operating lease right-of-use assets, net	34,971	34,387
Goodwill	1,786	1,786
Deferred income taxes	5,078	5,190
Other assets	9,219	3,339
Total assets	$512,745	$488,692

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,059	$13,557
Obligations under finance leases	125	165
Obligations under operating leases	4,648	4,202
Allowance for sales returns	7,225	6,174
Other current liabilities	35,113	40,938
Total current liabilities	66,170	65,036

Obligations under finance leases	-	42
Obligations under operating leases	31,499	31,425
Deferred income taxes	1,056	1,077
Asset retirement obligations	109	103
Pension liability	4,808	5,055
Total liabilities	103,642	102,738

Stockholders' equity:
Common stock	492	488
Additional paid-in capital	457,402	436,947
Accumulated other comprehensive loss	(5,463)	(4,113)
Accumulated deficit	(43,328)	(47,368)
Total stockholders' equity	409,103	385,954
Total liabilities and stockholders' equity	$512,745	$488,692

Consolidated Statements of Income
(in 000's except for per share data)
Unaudited

	Three Months Ended						Year to Date
	% of Sales	June 28, 2024	% of Sales	June 30, 2023	Fav (Unfav) Amount	%	% of Sales	June 28, 2024	% of Sales	June 30, 2023	Fav (Unfav) Amount	%
Net sales	100.0%	$99,005	100.0%	$92,306	$6,699	7.3%	100.0%	$176,361	100.0%	$165,834	$10,527	6.3%

Cost of sales	20.8%	20,593	23.4%	21,580	987	4.6%	20.9%	36,914	22.6%	37,546	632	1.7%

Gross profit	79.2%	78,412	76.6%	70,726	7,686	10.9%	79.1%	139,447	77.4%	128,288	11,159	8.7%

Selling, general and administrative expenses:
General and administrative	23.9%	23,641	19.6%	18,097	(5,544)	(30.6)%	26.6%	46,869	21.8%	36,195	(10,674)	(29.5)%
Selling and marketing	29.1%	28,819	35.0%	32,277	3,458	10.7%	31.5%	55,527	35.4%	58,631	3,104	5.3%
Research and development	14.2%	14,054	12.7%	11,755	(2,299)	(19.6)%	15.6%	27,434	13.3%	22,065	(5,369)	(24.3)%
Total selling, general, and administrative expenses	67.2%	66,514	67.3%	62,129	(4,385)	(7.1)%	73.7%	129,830	70.5%	116,891	(12,939)	(11.1)%

Operating income	12.0%	11,898	9.3%	8,597	3,301	38.4%	5.4%	9,617	6.9%	11,397	(1,780)	(15.6)%

Other income (expense):
Interest income, net	1.4%	1,422	1.9%	1,775	(353)	(19.9)%	1.7%	2,951	2.2%	3,597	(646)	(18.0)%
Loss on foreign currency transactions	-3.1%	(3,049)	-2.0%	(1,890)	(1,159)	(61.3)%	-3.0%	(5,346)	-1.1%	(1,856)	(3,490)	(188.0)%
Royalty income	0.0%	-	0.0%	-	-	0.0%	0.3%	508	0.0%	-	508	0.0%
Other income, net	0.1%	63	0.0%	10	53	530.0%	0.2%	393	0.0%	73	320	438.4%
Total other income (expense), net	-1.6%	(1,564)	-0.1%	(105)	(1,459)	(1389.5)%	-0.8%	(1,494)	1.1%	1,814	(3,308)	(182.4)%

Income before provision for income taxes	10.4%	10,334	9.2%	8,492	1,842	21.7%	4.6%	8,123	8.0%	13,211	(5,088)	(38.5)%

Provision for income taxes	3.0%	2,955	2.6%	2,428	(527)	(21.7)%	2.3%	4,083	2.7%	4,437	354	8.0%

Net income	7.4%	7,379	6.6%	6,064	1,315	21.7%	2.3%	4,040	5.3%	8,774	(4,734)	(54.0)%

Net income per share - basic		0.15		0.13				0.08		0.18
Net income per share - diluted		0.15		0.12				0.08		0.18

Weighted average shares outstanding - basic		49,127		48,418				49,018		48,333
Weighted average shares outstanding - diluted		49,811		49,516				49,529		49,524

Consolidated Statements of Cash Flows
(in 000's)
Unaudited

	Three Months Ended		Year to Date
	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Cash flows from operating activities:
Net income	$7,379	$6,064	$4,040	$8,774
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,522	1,285	2,759	2,398
Amortization of long-lived intangibles	-	164	-	171
Accretion/Amortization of investments available for sale	(166)	(841)	(286)	(1,824)
Deferred income taxes	(1)	18	60	75
Change in net pension liability	(53)	(614)	(146)	(627)
Stock-based compensation expense	9,042	8,423	15,381	14,488
Change in asset retirement obligation	20	(107)	20	(107)
Loss on disposal of property and equipment	26	24	26	24
Provision for sales returns and bad debts	951	1,381	1,079	1,004
Inventory provision	378	3,016	1,024	3,630
Changes in working capital:
Accounts receivable	(29,401)	(31,234)	436	(32,344)
Inventories	(869)	(462)	(4,871)	(4,382)
Prepayments, deposits and other assets	(1,600)	1,584	(7,085)	(2,665)
Accounts payable	2,099	1,721	3,618	(1,447)
Other current liabilities	260	3,272	(4,788)	1,432
Net cash provided by (used in) operating activities	(10,413)	(6,306)	11,267	(11,400)

Cash flows from investing activities:
Acquisition of property and equipment	(6,236)	(3,014)	(11,438)	(5,915)
Purchase of investments available for sale	(20,249)	(15,157)	(20,249)	(42,602)
Proceeds from sale or maturity of investments available for sale	5,817	28,343	27,206	68,622
Net provided by (used in) investing activities	(20,668)	10,172	(4,481)	20,105

Cash flows from financing activities:
Repayment of finance lease obligations	(42)	(40)	(82)	(82)
Repurchase of employee common stock for taxes withheld	(167)	(135)	(1,396)	(1,984)
Proceeds from vested restricted stock and exercise of stock options	372	1,477	5,697	2,007
Net cash provided by (used in) financing activities	163	1,302	4,219	(59)

Effect of exchange rate changes on cash and cash equivalents	(330)	(441)	(1,267)	(431)

Increase (decrease) in cash and cash equivalents	(31,248)	4,727	9,738	8,215
Cash and cash equivalents, at beginning of the period	224,024	89,968	183,038	86,480
Cash and cash equivalents, at end of the period	$192,776	$94,695	$192,776	$94,695

Reconciliation of Non-GAAP Financial Measure
Net Income to Adjusted EBITDA
(in 000's except for per share data)
Unaudited

	2021	Q1-22	Q2-22	Q3-22	Q4-22	2022	Q1-23	Q2-23	Q3-23	Q4-23	2023	Q1-24	Q2-24	2024 Outlook(2)
Net income (loss) - (as reported)	$27,511	$9,602	$13,038	$10,262	$6,763	$39,665	$2,710	$6,064	$4,817	$7,756	$21,347	$(3,339)	$7,379	$-
Provision (benefit) for income taxes	3,793	1,925	2,431	2,315	(784)	5,887	2,009	2,428	1,929	5,983	12,349	1,128	2,955	5,100
Other (income) expense, net	2,035	586	1,551	1,128	(5,015)	(1,750)	(1,919)	105	(451)	(3,334)	(5,599)	(70)	1,564	(2,100)
Depreciation	3,608	994	1,030	1,077	1,380	4,481	1,113	1,285	1,345	1,368	5,111	1,237	1,522	5,800
Amortization of intangible assets	34	8	7	7	6	28	7	10	(2)	(2)	13	-	-	-
Stock-based compensation	14,605	3,894	5,754	5,727	4,996	20,371	6,065	8,423	8,846	182	23,516	6,339	9,042	33,000
Adjusted EBITDA	$51,586	$17,009	$23,811	$20,516	$7,346	$68,682	$9,985	$18,315	$16,484	$11,953	$56,737	$5,295	$22,462	$41,800
Adjusted EBITDA as a % of Revenue	22.4%	26.9%	29.4%	27.0%	11.5%	24.2%	13.6%	19.8%	20.5%	15.7%	17.6%	6.8%	22.7%	12.2%

Net income (loss) per share, diluted - (as reported)	$0.56	$0.19	$0.26	$0.21	$0.14	$0.80	$0.05	$0.12	$0.10	$0.16	$0.43	$(0.07)	$0.15	$-
Provision (benefit) for income taxes	0.08	0.04	0.05	0.05	(0.02)	0.12	0.04	0.05	0.04	0.12	0.25	0.02	0.06	0.10
Other (income) expense, net	0.04	0.01	0.03	0.02	(0.10)	(0.04)	(0.04)	-	(0.01)	(0.07)	(0.11)	-	0.03	(0.04)
Depreciation	0.07	0.02	0.02	0.02	0.03	0.09	0.02	0.03	0.03	0.03	0.10	0.03	0.03	0.11
Amortization of intangible assets	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock-based compensation	0.30	0.08	0.12	0.12	0.10	0.41	0.12	0.17	0.18	-	0.48	0.13	0.18	0.63
Adjusted EBITDA per share, diluted(1)	$1.04	$0.35	$0.48	$0.41	$0.15	$1.39	$0.20	$0.37	$0.33	$0.24	$1.15	$0.11	$0.45	$0.80

Weighted average shares outstanding - Diluted	49,456	49,288	49,223	49,549	49,389	49,380	49,500	49,516	49,370	49,242	49,427	49,275	49,811	52,000

(1) Adjusted EBITDA per diluted share may not add due to rounding
(2) 2024 Adjusted EBITDA Outlook line items are all approximations and assumes breakeven Net Income

ICL Sales by Geography
(in 000's)
Unaudited
	Fiscal Year			Three Months Ended
ICL Sales by Region(5)	2021	2022	2023	March 31, 2023	June 30, 2023	September 29, 2023	December 29, 2023	March 29, 2024	June 28, 2024

Americas(1)	$14,054	$20,114	$22,233	$5,566	$5,954	$5,449	$5,264	$6,260	$6,794

EMEA(2)	37,343	36,715	39,318	10,180	9,782	9,253	10,103	11,299	10,727

APAC(3)	161,508	212,883	257,876	54,879	77,376	66,367	59,254	59,592	81,844

Global ICL Sales	$212,905	$269,712	$319,427	$70,625	$93,112	$81,069	$74,621	$77,151	$99,365

Global ICL Sales Growth	51%	27%	18%	20%	19%	13%	22%	9%	7%

Americas ICL Sales Growth	59%	43%	11%	42%	12%	5%	(8)%	12%	14%

EMEA ICL Sales Growth	45%	(2)%	7%	12%	(11)%	14%	18%	11%	10%

APAC ICL Sales Growth	51%	32%	21%	20%	26%	13%	26%	9%	6%

Global ICL Unit Growth	48%	33%	19%	20%	21%	14%	19%	2%	3%

	Fiscal Year			Three Months Ended
ICL Sales by Country(4)(5)	2021	2022	2023	March 31, 2023	June 30, 2023	September 29, 2023	December 29, 2023	March 29, 2024	June 28, 2024

China	$107,130	$147,967	$185,404	$35,042	$61,288	$48,262	$40,813	$38,460	$63,345
Growth	50%	38%	25%	25%	33%	14%	30%	10%	3%

Japan	$28,688	$32,623	$36,352	$9,203	$8,563	$9,091	$9,495	$10,227	$9,735
Growth	56%	14%	11%	6%	13%	12%	16%	11%	14%

South Korea	$15,173	$17,940	$19,853	$6,656	$3,316	$4,886	$4,996	$6,725	$3,973
Growth	36%	18%	11%	19%	(15)%	1%	39%	1%	20%

United States	$9,478	$15,070	$17,168	$4,396	$4,446	$4,162	$4,164	$5,039	$5,541
Growth	58%	59%	14%	71%	10%	6%	(8)%	15%	25%

Notes:
(1) Americas includes the United States, Canada and Latin American countries
(2) EMEA includes Spain, Germany, United Kingdom, European, Middle East and Africa Distributors
(3) APAC includes China, Japan, South Korea, India and the rest of Asia Pacific distributors
(4) ICL Sales by country includes countries representing more than 5% of total ICL sales in the most recently completed fiscal year
(5) ICL sales do not include IOL, injector or other sales

Reconciliation of Non-GAAP Financial Measure
Constant Currency Sales
(in 000's)
Unaudited

	Three Months Ended				As Reported		Constant Currency
Sales	June 28, 2024	Effect of Currency	Constant Currency	June 30, 2023	$ Change	% Change	$ Change	% Change
ICL	$99,365	$1,271	$100,636	$93,112	$6,253	6.7%	$7,524	8.1%
Cataract IOL	-	-	-	40	(40)	(100.0)%	(40)	(100.0)%
Other	(360)	91	(269)	(846)	486	(57.4)%	577	(68.2)%
Total Sales	$99,005	$1,362	$100,367	$92,306	$6,699	7.3%	$8,061	8.7%

	Year to Date				As Reported		Constant Currency
Sales	June 28, 2024	Effect of Currency	Constant Currency	June 30, 2023	$ Change	% Change	$ Change	% Change
ICL	$176,516	$2,215	$178,731	$163,737	$12,779	7.8%	$14,994	9.2%
Cataract IOL	-	-	-	1,516	(1,516)	(100.0)%	(1,516)	(100.0)%
Other	(155)	113	(42)	581	(736)	(126.7)%	(623)	(107.2)%
Total Sales	$176,361	$2,328	$178,689	$165,834	$10,527	6.3%	$12,855	7.8%